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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                IFCO SYSTEMS N.V.
             (Exact name of registrant as specified in its charter)



        The Netherlands                                     98-0216429
       (State or other                                   (I.R.S. Employer
       jurisdiction of                                  Identification No.)
        incorporation)

                          Rivierstaete, Amsteldijk 166
                       1079 LH Amsterdam, The Netherlands
                    (Address of principal executive offices)

       Securities to be registered pursuant to Section 12(b) of the Act:

                                      None

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [_]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

     Securities Act registration statement file number to which this form relates: N/A

        Securities to be registered pursuant to Section 12(g) of the Act:

                                 Title of Class

                      Warrants to Purchase Ordinary Shares

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Item 1. Description of Registrant's Securities to be Registered.

The description of the Warrants to Purchase Ordinary Shares is included in
Exhibit 1 hereto.

Item 2. Exhibits

        1) Form of Warrant to Purchase Ordinary Shares of IFCO Systems N.V.


                                    SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                        IFCO SYSTEMS N.V.


Date: December 31, 2002                 By:    /s/ Michael W. Nimtsch
                                            ------------------------------------
                                            Michael W. Nimtsch
                                            Senior Executive Vice President and
                                            Chief Financial Officer